================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    ---------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                         COMMISSION FILE NUMBER: 0-12185

                            DAUGHERTY RESOURCES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



      PROVINCE OF BRITISH COLUMBIA                      NOT APPLICABLE
     (STATE OR OTHER JURISDICTION OF                  (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)                  IDENTIFICATION NO.)

      120 PROSPEROUS PLACE, SUITE 201                     40509-1844
            LEXINGTON, KENTUCKY                           (ZIP CODE)
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)



                                 NOT APPLICABLE
                              (FULL TITLE OF PLAN)

   WILLIAM S. DAUGHERTY, 120 PROSPEROUS PLACE, SUITE 201, LEXINGTON, KENTUCKY
                                   40509-1844
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

   TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE: (606) 263-3948

          AN INDETERMINATE AMOUNT OF PLAN INTERESTS ARE COVERED BY THIS
                 REGISTRATION STATEMENT PURSUANT TO RULE 416 (c)

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------
                                                           PROPOSED                PROPOSED           AMOUNT OF
     TITLE OF EACH CLASS OF       AMOUNT OF SHARES     OFFERING PRICE PER     AGGREGATE OFFERING     REGISTRATION
  SECURITIES TO BE REGISTERED     TO BE REGISTERED           SHARE                   PRICE              FEE (1)
-----------------------------------------------------------------------------------------------------------------

COMMON STOCK, WITHOUT PAR              155,517               $1.00                  $155,517             $45.88
VALUE PER SHARE................
-----------------------------------------------------------------------------------------------------------------

TOTAL..........................        155,517               $1.00                  $155,517             $45.88
-----------------------------------------------------------------------------------------------------------------

(1) The registration fee applies to all of the shares of the Common Stock to be issued as a result of this Registration Statement.



================================================================================

                            DAUGHERTY RESOURCES, INC.
                DOCUMENTS CONSTITUTING A SECTION 10(a) PROSPECTUS
                  PURSUANT TO A FORM S-8 REGISTRATION STATEMENT
                             FILED SEPTEMBER 2, 1998

             THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING
                   SECURITIES THAT HAVE BEEN REGISTERED UNDER
                           THE SECURITIES ACT OF 1933

         In connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by Daugherty Resources, Inc. (the "Company") with the Securities and Exchange Commission on September 2, 1998, the following shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933:

         1.       GENERAL PLAN INFORMATION.

                  (a) The Letter Agreements (the "Agreements") between the Company and Stephen P. Carson, TNC Incorporated, Jayhead Investments, Ltd, and Norman T. Reynolds, respectively (the "Participant(s)") with respect to the payment of fees, shares of the Company's common stock, without par value per share (the "Securities"), and the price per share at which the Securities are to be issued to said Participants in payment of his fees are more fully described in Exhibit "A-1", "A-2", "A-3" and "A-4" attached hereto and incorporated herein by reference for all purposes:


             Name                  Fees      Price per Share    Number of Shares
             ----                  ----      ---------------    ----------------
Stephen P. Carson                 $35,000         $1.00              35,000
TNC Incorporated                  $30,000         $1.00              30,000
Jayhead Investments, Ltd.         $12,500         $1.00              12,500
Norman T. Reynolds                $12,516.71      $1.00              12,517
TOTAL                             $90,016.71      $1.00              90,017

                  (b) In addition to the Plan Participant described in Paragraph 1(a) above, various employees of the Company are also Plan Participants. Pursuant to resolutions passed by the Board of Directors of the Company, these employees have been granted bonuses to be payable in Securities of the Company, at a price per share equal to $1.00, in the following amounts:


Name of Employee                                             1998
----------------                                             ----
William S. Daugherty                                       12,500
William G. Barr III                                        12,500
D. Michael Wallen                                          12,500
Daryl J. Greattinger                                        8,750
Terry D. Fields                                             5,000
Ronnie H. Meeks                                             2,500
Donald L. Brown                                             2,500
Clarence R. Smith                                           3,750
Jerry S. Higgins                                              500
Timothy B. Smith                                              500
Larry Cotterell                                             2,000


James Klyman                                                2,000
Jerry L. Walls                                                250
Macki Warren                                                  250
------------                                               ------
Total                                                      65,500


         The Letter Agreements and the minutes containing the resolutions of the Board of Directors of the Company granting the bonuses to the employees described herein constitute an employee benefit plan as described in Rule 405 promulgated under the Securities Act of 1933 (the "Plan"). The Securities will be offered pursuant to the Plan.

                  (c) The Agreements constitutes an employee benefit plan as described in Rule 405 promulgated under the Securities Act of 1933 (the "Plan"). The Securities will be offered pursuant to the Plan.

                  (d) The general nature and purpose of the Plan is allow for the payment of fees due and owing by the Company to the Participants in the form of the Company's registered Securities. The Plan will terminate as soon after filing of the Registration Statement, as the Securities called for in the Plan have been issued to the Participants, which date will not exceed November 30, 1998. It is not contemplated that the Plan will be subject to modification or extension.

                  (e) The Plan does not have any administrators. However, the Participants may contact the Company at the address or telephone number described in Paragraph 11 below to obtain additional information about the Plan.

                  (f) The Plan is not subject to the Employee Retirement Income Security Act of 1974. The Participants are consultants who have provided bona fide services to the Company, none of such services being in connection with the offer or sale of Securities of the Company in a capital-raising transaction.

         2. SECURITIES TO BE OFFERED. The Securities to be offered pursuant to the Plan are shares of the Company's common stock, without par value per share. The common stock of the Company has been registered under Section 12 of the Securities Exchange Act of 1934.

         3. EMPLOYEES WHO MAY PARTICIPATE IN THE PLAN. Only the Participants described above may participate in the Plan.

         4. PURCHASE OF SECURITIES PURSUANT TO THE PLAN AND PAYMENT FOR SECURITIES OFFERED.

                  (a) The Participants may participate in the Plan only for so long as it takes to file the Registration Statement and issue the Securities to the Participants as called for herein. Thereafter, the Participants shall not have any further interest in the Plan. The only Securities to be purchased by the Participants are described herein or in the Agreements between the Company and the Participants. The purchase price per share of the Company's Securities for the Participants is as set forth above.

                  (b) Payment for the Securities to be purchased by the Participants pursuant to the Plan will be the extinguishment of any further liability by the Company to any said Participant with respect to the obligations described herein.

                  (c) There will be no reports delivered to the Participants as to the amounts and status of its account.

                  (d) The Securities will be issued to the Participants, who may sell the Securities in the open market. The Company will receive no fees or other compensation for the Securities other than the extinguishment of the debt to the Participants as described herein.

         5. RESALE RESTRICTIONS. There will be no restrictions on the resale of the Securities by the Participants.

         6. TAX EFFECTS OF PLAN PARTICIPATION. The receipt of the Securities by the Participants will be the receipt of ordinary income since the Securities will have been received by the Participants in exchange for services. Consequently, the Participants will be taxed currently for the value of the Securities pursuant to Section 61 of the Internal Revenue Code of 1986, as amended.

         7. INVESTMENT OF FUNDS. There is no provision under the Plan whereby the Participants may direct the investment of all or any part of the assets under the Plan.

         8. WITHDRAWAL FROM THE PLAN; ASSIGNMENT OF INTEREST. The Participants are not able to withdraw from, terminate, or assign their interests in the Plan.

         9. FORFEITURES AND PENALTIES. There is no event which could, under the Plan, result in a forfeiture by, or a penalty to, the Participants.

         10. CHARGES AND DEDUCTIONS, AND LIENS THEREFOR. There are no charges and deductions that may be made against the Participants, the Securities, or assets of the Plan, or the creation of any lien on any funds, securities, or other property held under the Plan.

         11. INFORMATION CONTAINED IN THE REGISTRATION STATEMENT. The Company shall furnish to the Participants, without charge, upon written or oral request, the documents incorporated by reference in Item 3 of Part II of the Registration Statement, all of such documents being incorporated by reference in this Section 10(a) Prospectus. The Company shall also furnish to the Participants, without charge, upon written or oral request, any other documents required to be delivered to employees of the Company pursuant to Rule 428(b) promulgated under the Securities Act of 1933. Any such request should be directed to the Company at 120 Prosperous Place, Suite 201, Lexington, Kentucky 40509, telephone (606) 263-3948, and telecopier (606) 263-4228.

         12. INFORMATION CURRENTLY FURNISHED. The Participants have been furnished with copies of the Company's Form 10-K for the fiscal year ended December 31, 1997 and Form 10-Q for the quarterly period ending June 30, 1998.

         13. INFORMATION TO BE FURNISHED IN THE FUTURE. The Company shall deliver to the Participants copies of all reports, proxy statements and other communications distributed to its security-holders generally, and such material shall be sent or delivered no later than the time that it is sent to security-holders of the Company.

Attachments:
Exhibits "A-1", "A-2", "A-3", and "A-4"  - The Agreements

                                STEPHEN P. CARSON
                                 ATTORNEY AT LAW
                                323 HOLIDAY ROAD
                            LEXINGTON, KENTUCKY 40502
                                  606-269-5516

                                                                   EXHIBIT "A-1"
                                 August 31, 1998

Mr. William S. Daugherty
Daugherty Resources, Inc.
120 Prosperous Place, Suite 201
Lexington, Kentucky 40509

         Re:   Invoice of Stephen P. Carson and Form S-8 Registration Statement.

Dear Bill:

         As we discussed, I agree to accept shares of common stock of Daugherty Resources, Inc. in payment of all fees and expenses due and owing me, which total $35,000, and which will be registered pursuant to a Form S-8 Registration Statement. It is understood that the stock I will receive will be valued at $1.00 per share and, as a result, I will receive 35,000 shares. It is further understood that the Form S-8 Registration Statement will be filed immediately and that the shares will be issued immediately upon the effectiveness of the Registration Statement, and all other applicable laws and regulations.


                                          Very truly your,

                                          /s/ Stephen P. Carson

                                          Stephen P. Carson

                                TNC, INCORPORATED
                                 32 HOGBACK ROAD
                               PITTSTOWN, NJ 08867

                                                                   EXHIBIT "A-2"


                                 August 27, 1998


Daugherty Resources, Inc.
120 Prosperous Place, Suite 201
Lexington, Kentucky 40509


Attention: William S. Daugherty,  President


RE:     Engagement of TNC Incorporated
        ------------------------------

Dear Sirs:

        Representatives of TNC Incorporated, ("TNC") and Daugherty Resources, Inc. (the "Company"), have discussed on a confidential basis, the Company's short-term and long-term financial and business objectives, and goals and needs (collectively, "Services") which TNC can to provide to the Company. In general, the Company has requested that TNC assist the Company with respect to (i) potential acquisitions of oil and gas properties; and (ii) potential acquisitions of or mergers or joint ventures with other oil and gas companies.

         Accordingly, the purpose of this letter (this "Agreement") is to confirm and set forth the following terms and conditions under which TNC will render Services to the Company based on its understanding of the Company's current intentions and needs:

1. ENGAGEMENT. The Company will engage TNC as its non-exclusive advisor for the purpose of providing such services as the officers of the Company may reasonably request. For purposes hereof the term "Company" shall include any subsidiary or affiliate of the Company.

2. COMPENSATION. Upon the signing of this Agreement, the Company agrees to assign to TNC as an initial advisory fee 30,000 shares of its Common Stock. Such initial financial advisory fee shall be credited as $30,000 (U.S.) against other fees earned by TNC hereunder. Additional fees shall be determined as follows:

2.1. The amount payable to TNC as a transaction fee shall be determined on a case by case basis through agreement between the Company and TNC.

2.2. The Company also agrees to reimburse TNC for it's out of pocket expenses, provided, however that all such expenses in excess of $100.00 (U.S.) shall be approved by the Company prior to being incurred.

Daugherty Resources, Inc.
August 27, 1998
Page 2


3. INTRODUCTION TO IDENTIFIED PARTIES. In connection with providing its services hereunder, TNC will contact and may introduce the Company to various individuals who may act independently or as a representative of a company or institution and who are (i) candidates for possible merger or acquisition by the Company; or
(ii) possible sellers of oil and gas; (each an "Identified Party"). Before or within thirty (30) days after introduction of an Identified Party, TNC will send to the Company a letter confirming the identification of such party to the Company at which time such party shall become an Identified Party, subject to the terms of this Agreement, and TNC shall be entitled to a fee calculated in accordance with paragraph 2 above with respect to any transaction entered into between the Company and such Identified Party within one (1) years of the termination of this Agreement.

4. This engagement will commence as of September 1, 1998, and terminate on August 31, 1999, unless extended in writing by the parties hereto or earlier terminated by either party hereto.

5. EARLY TERMINATION OF AGREEMENT. The Services may be terminated with or without cause by the Company or TNC at any time, without liability or continuing obligation by either party to the other (other than as provided in paragraph 3 above or for any fees or other compensation earned and expenses incurred by TNC up to the date of any such termination).

6. SUBSEQUENT AGREEMENT. At the time the scope of TNC's Services become definitive with respect to a given project, the Company and TNC may enter into an appropriate agreement in form and substance satisfactory to TNC and the Company covering such given project. Neither the foregoing sentence nor any such additional agreement shall affect TNC's rights hereunder or the enforceability of this letter agreement.

7. DISAVOWAL OF AGENCY. In no event shall TNC or any of its principals or employees be deemed to be an agent or employee of the Company and shall not hold themselves out as such.

8. CONFIDENTIAL. Except as otherwise agreed to by the Company or as is required by law or is necessary to complete this engagement hereunder, TNC will keep confidential all information which is supplied by the Company and which has not previously entered the public domain, and will not use any such information for its own benefit except in connection with the matters undertaken pursuant to the terms of this engagement. At the termination of this agreement, upon the request of the Company, TNC shall return all information, and copies thereof, furnished by the Company.

10. RELIANCE UPON INFORMATION. TNC has and will rely without independent verification on all information supplied by the Company.

11. INDEMNIFICATION. The parties agree to indemnify and hold the other harmless against and from any and all losses, claims, damages or liabilities, joint or several, to which they may become subject in connection with the transactions referred to herein under any of the federal securities laws, under any other statute, at common law or otherwise, and to reimburse the other for any legal or other expenses (including the cost of any investigation and preparation) incurred and arising out of or in connection with any action or claim in connection therewith, whether or not resulting in any

Daugherty Resources, Inc.
August 27, 1998
Page 3


liability; provided, however, that neither party shall be liable in any such a case to the extent that any such loss, claim, damage or liability is found in a final judgment by a court to have resulted from the other party's gross negligence, willful misconduct or bad faith in performing such services. The indemnity agreement in this paragraph shall extend upon the same terms and conditions to the officers, directors, employees and agents of parties.

12. GOVERNING LAW. This Agreement and the engagement resulting herefrom shall be governed by and construed under the laws of the Commonwealth of Kentucky.

13. PAYMENT IN COMPANY'S STOCK. TNC agrees to accept 30,000 shares of freely trading common stock in Daugherty Resources, Inc. in payment of the initial advisory fee set forth in paragraph 2 above. Daugherty Resources, Inc. will cause to be prepared and will file the required Form S-8 to accomplish the issuance of the common stock. The parties agree that the stock to be issued will be valued at $1.00 (U.S.) per share.

13.1. It is agreed that TNC's willingness in the future to accept freely trading stock of Daugherty Resources, Inc., in exchange for services to be rendered by TNC shall continue only for so long as there is a market being made in such stock and such stock can be readily sold on the open market. If no such market exists, then TNC shall be paid in cash for my services.

         If the foregoing meets with your approval, please sign and date a copy of this letter, and return same to me. I understand that the agreement contained herein is subject to ratification by the Board of Directors of Daugherty Resources, Inc. Please notify me when such ratification has been obtained.

                                   Very truly yours,

                                   TNC INCORPORATED


                                   BY:  /s/ Everett G. Titus III
                                      ---------------------------------------
                                      Everett G. Titus III
                                      President


The foregoing is accepted and agreed to
this the 27th day of August, 1998

DAUGHERTY RESOURCES, INC.


BY:  /s/ William S. Daugherty
   -----------------------------------
      William S. Daugherty
      President

                            JAYHEAD INVESTMENTS, LTD.
                             18 YORK VALLEY CRESCENT
                               WILLOWDALE, ONTARIO
                                 CANADA, M2P 1A7

                                                                   EXHIBIT "A-3"
                                 August 27, 1998

Daugherty Resources, Inc.
120 Prosperous Place, Suite 201
Lexington, Kentucky 40509
Attention: William S. Daugherty,  President

RE:     Engagement of Jayhead Investments, LTD.
        ---------------------------------------

Dear Sirs:

        Representatives of Jayhead Investments, LTD., ("JAYHEAD") and Daugherty Petroleum, Inc. (the "Company"), have discussed on a confidential basis, the Company's short-term and long-term financial and business objectives, and goals and needs (collectively, "Services") which JAYHEAD can to provide to the Company. In general, the Company has requested that JAYHEAD assist the Company with respect to potential transactions or ventures with other companies having interest in gold properties.

         Accordingly, the purpose of this letter (this "Agreement") is to confirm and set forth the following terms and conditions under which JAYHEAD will render Services to the Company based on its understanding of the Company's current intentions and needs:

1. ENGAGEMENT. The Company will engage JAYHEAD as its non-exclusive advisor for the purpose of providing such services as the officers of the Company may reasonably request. For purposes hereof the term "Company" shall include any subsidiary or affiliate of the Company.

2. COMPENSATION. Upon the signing of this Agreement, the Company agrees to assign to JAYHEAD as an initial advisory fee 12,500 shares of its Common Stock. Such initial financial advisory fee shall be credited as $12,500 (U.S.) against other fees earned by JAYHEAD hereunder. Additional fees shall be determined as follows:

2.1. The amount payable to JAYHEAD as a transaction fee shall be determined on a case by case basis through agreement between the Company and JAYHEAD.

2.2. The Company also agrees to reimburse JAYHEAD for it's out of pocket expenses, provided, however that all such expenses in excess of $100.00 (U.S.) shall be approved by the Company prior to being incurred.

3. INTRODUCTION TO IDENTIFIED PARTIES. In connection with providing its services hereunder, JAYHEAD will contact and may introduce the Company to various individuals who may act independently or as a representative of a company or institution and who are (i) candidates for

Daugherty Resources, Inc.
August 27, 1998
Page 2


possible merger or acquisition by the Company; or (ii) possible buyers of the Company's gold properties; (each an "Identified Party"). Before or within thirty
(30) days after introduction of an Identified Party, JAYHEAD will send to the Company a letter confirming the identification of such party to the Company at which time such party shall become an Identified Party, subject to the terms of this Agreement, and JAYHEAD shall be entitled to a fee calculated in accordance with paragraph 2 above with respect to any transaction entered into between the Company and such Identified Party within one (1) years of the termination of this Agreement.

4. This engagement will commence as of September 1, 1998, and terminate on August 31, 1999, unless extended in writing by the parties hereto or earlier terminated by either party hereto.

5. EARLY TERMINATION OF AGREEMENT. The Services may be terminated with or without cause by the Company or JAYHEAD at any time, without liability or continuing obligation by either party to the other (other than as provided in paragraph 3 above or for any fees or other compensation earned and expenses incurred by JAYHEAD up to the date of any such termination).

6. SUBSEQUENT AGREEMENT. At the time the scope of JAYHEAD's Services become definitive with respect to a given project, the Company and JAYHEAD may enter into an appropriate agreement in form and substance satisfactory to JAYHEAD and the Company covering such given project. Neither the foregoing sentence nor any such additional agreement shall affect JAYHEAD's rights hereunder or the enforceability of this letter agreement.

7. DISAVOWAL OF AGENCY. In no event shall JAYHEAD or any of its principals or employees be deemed to be an agent or employee of the Company and shall not hold themselves out as such.

8. CONFIDENTIAL. Except as otherwise agreed to by the Company or as is required by law or is necessary to complete this engagement hereunder, JAYHEAD will keep confidential all information which is supplied by the Company and which has not previously entered the public domain, and will not use any such information for its own benefit except in connection with the matters undertaken pursuant to the terms of this engagement. At the termination of this agreement, upon the request of the Company, JAYHEAD shall return all information, and copies thereof, furnished by the Company.

10. RELIANCE UPON INFORMATION. JAYHEAD has and will rely without independent verification on all information supplied by the Company.

11. INDEMNIFICATION. The parties agree to indemnify and hold the other harmless against and from any and all losses, claims, damages or liabilities, joint or several, to which they may become subject in connection with the transactions referred to herein under any of the federal securities laws, under any other statute, at common law or otherwise, and to reimburse the other for any legal or other expenses (including the cost of any investigation and preparation) incurred and arising out of or in connection with any action or claim in connection therewith, whether or not resulting in any liability; provided, however, that neither party shall be liable in any such a case to the extent that any such loss, claim, damage or liability is found in a final judgment by a court to have resulted from the other party's gross negligence, willful misconduct or bad faith in performing such services.

Daugherty Resources, Inc.
August 27, 1998
Page 3


The indemnity agreement in this paragraph shall extend upon the same terms and conditions to the officers, directors, employees and agents of parties.

12. GOVERNING LAW. This Agreement and the engagement resulting herefrom shall be governed by and construed under the laws of the Commonwealth of Kentucky.

13. PAYMENT IN COMPANY'S STOCK. JAYHEAD agrees to accept 12,500 shares of freely trading common stock in Daugherty Resources, Inc. in payment of the initial advisory fee set forth in paragraph 2 above. Daugherty Resources, Inc. will cause to be prepared and will file the required Form S-8 to accomplish the issuance of the common stock. The parties agree that the stock to be issued will be valued at $1.00 (U.S.) per share.

13.1. It is agreed that JAYHEAD's willingness in the future to accept freely trading stock of Daugherty Resources, Inc., in exchange for services to be rendered by JAYHEAD shall continue only for so long as there is a market being made in such stock and such stock can be readily sold on the open market. If no such market exists, then JAYHEAD shall be paid in cash for my services.

         If the foregoing meets with your approval, please sign and date a copy of this letter, and return same to me. I understand that the agreement contained herein is subject to ratification by the Board of Directors of Daugherty Resources, Inc. Please notify me when such ratification has been obtained.



                                   Very truly yours,

                                   JAYHEAD INVESTMENTS, LTD.


                                   BY:  /s/ Morton J. Glickman
                                      ---------------------------------------
                                      Morton J. Glickman
                                      President


The foregoing is accepted and agreed to
this the 27th day of August, 1998

DAUGHERTY RESOURCES, INC.


BY: /s/ William S. Daugherty
    --------------------------------
      William S. Daugherty
      President

                               NORMAN T. REYNOLDS
                                 ATTORNEY AT LAW
                             POST OFFICE BOX 131326
                            HOUSTON, TEXAS 77219-1326
                            TELEPHONE: (713) 651-0244
                           TELECOPIER: (713) 355-4052
                        E MAIL: ntreynolds@compuserve.com
                                                                   EXHIBIT "A-4"
                                 August 26, 1998


Mr. William S. Daugherty
Daugherty Resources, Inc.
120 Prosperous Place, Suite 201
Lexington, Kentucky 40509

         Re:      Invoices of Norman T. Reynolds

Dear Bill:

         As we discussed, I agree to take shares of the common stock of Daugherty Resources, Inc. in payment of all fees and expenses currently due and owing me, which total $12,516.71, and which will be registered pursuant to a Form S-8 Registration Statement. It is understood that the stock I will receive will be valued at $1.00 per share and, as a result, I will receive 12,517 shares. It is further understood that the Form S-8 Registration Statement will be filed immediately and that the shares of the stock will bwe issued immediately upon the effectiveness of the Registration Statement, and all other applicable laws and regulations.


                                                     Very truly yours,

                                                     /s/ Norman T. Reynolds

                                                     Norman T. Reynolds

                                     PART II
                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are incorporated by reference in this Registration Statement:

         (a)      The Registrant's latest annual report.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Registrant's latest annual report.

         (c) The description of the class of securities to be registered by this Registration Statement, which are registered under Section 12 of the Securities Act of 1934, and which were more fully described in (i) the Memorandum and Articles for Catalina Energy & Resources Ltd., a British Columbia corporation, dated January 31, 1979; (ii) the Certificate for Catalina Energy & Resources Ltd., a British Columbia corporation, dated November 27, 1981, changing the name of Catalina Energy & Resources Ltd. to Alaska Apollo Gold Mines Ltd., and further changing the authorized capital of the Registrant from 5,000,000 shares of common stock, without par value per share, to 20,000,000 shares of common stock, without par value per share; (iii) the Certificate of Change of Name for Alaska Apollo Gold Mines Ltd., a British Columbia corporation, dated October 14, 1992, changing the name of Alaska Apollo Gold Mines Ltd. to Alaska Apollo Resources Inc., and further changing the authorized capital of the Registrant from 20,000,000 shares of common stock, without par value per share, to 6,000,000 shares of common stock, without par value per share; (iv) the Altered Memorandum of Alaska Apollo Resources Inc., a British Columbia corporation, dated September 9, 1993, changing the authorized capital of the Registrant from 6,000,000 shares of common stock, without par value per share, to 20,000,000 shares of common stock, without par value per share; (v) the Certificate of Change of Name for Alaska Apollo Resources Inc., a British Columbia corporation, dated June 24, 1998, changing the name of Alaska Apollo Resources Inc. to Daugherty Resources, Inc. and further changing the authorized capital of the Registrant from 20,000,000 shares of common stock, without par value per share, to 50,000,000 shares of common stock, without par value, and authorizing the creation of 6,000,000 shares of preferred stock, without par value per share;
(vi) the Altered Memorandum of Daugherty Resources, Inc., a British Columbia corporation, dated June 24, 1998, changing the authorized common stock of the Registrant from 50,000,000 shares of common stock, without par value per share, to 10,000,000 shares of common stock, without par value; and (vii) the Altered Memorandum of Daugherty Resources, Inc., a British Columbia corporation, dated June 25, 1998, changing the authorized preferred stock of the Registrant from 6,000,000 shares of preferred stock, without par value per share, to 1,200,000 shares of preferred stock, without par value, is as follows:

         10,000,000 shares of common stock, without par value per share, and 1,200,000 shares of preferred stock, without par value per share.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part thereof from the date of filing of such documents.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Stephen P. Carson, Esq., an attorney for the Registrant and the counsel who has rendered an opinion as the legality of the shares of the Registrant's common stock to be offered by this Registration Statement, owns 35,000 shares of such stock which are being registered pursuant to this Registration Statement. As of the date of this Registration Statement, such shares have a fair market value of approximately $35,000.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The directors and officers of the Registrant shall be indemnified by the Registrant against all costs, losses, expenses and liabilities incurred by any such director or officer in the course of the Registrant's business according to the Registrant's Articles of Association. In addition, all directors and officers are covered by a director's indemnification agreement.

         The foregoing discussion of the Registrant's Articles of Association is not intended to be exhaustive and is qualified in its entirety by such document.

ITEM 8. EXHIBITS. The exhibits listed in the following index are filed as part of this Registration Statement. The exhibits indicated by an asterisk (*) are incorporated by reference.

         EXHIBIT
         NUMBER              DESCRIPTION OF EXHIBIT
         ------              ----------------------

          3(i)(a)* Memorandum and Articles for Catalina Energy & Resources Ltd., a British Columbia corporation, dated January 31, 1979, filed as an exhibit to Form 10 Registration Statement filed May 25, 1984. File No. 0-12185.

          3(i)(b)* Certificate for Catalina Energy & Resources Ltd., a British Columbia corporation, dated November 27, 1981, changing the name of Catalina Energy & Resources Ltd. to Alaska Apollo Gold Mines Ltd., and further changing the authorized capital of the Registrant from 5,000,000 shares of common stock, without par value per share, to 20,000,000 shares of common stock, without par value per share, filed as an exhibit to Form 10 Registration Statement filed May 25, 1984. File No. 0-12185.

          3(i)(c)* Certificate of Change of Name for Alaska Apollo Gold Mines Ltd., a British Columbia corporation, dated October 14, 1992, changing the name of Alaska Apollo Gold Mines Ltd. to Alaska Apollo Resources Inc., and further changing the authorized capital of the Registrant from 20,000,000 shares of common stock, without par value per share, to 6,000,000 shares of common stock, without par value per share. Exhibit 3(i)(c) to Form 10-K/A for the Registrant for the fiscal year ended December 31, 1993. File No. 0-12185.

          3(i)(d)* Altered Memorandum of Alaska Apollo Resources Inc., a British Columbia corporation, dated September 9, 1993, changing the authorized capital of the Registrant from 6,000,000 shares of common stock, without par value per share, to 20,000,000 shares of common stock, without par value per share. Exhibit 3(i)(d) to Form 10-K/A for the Registrant for the fiscal year ended December 31, 1993. File No. 0-12185.

          3(i)(e)* Certificate of Change of Name for Alaska Apollo Resources Inc., a British Columbia corporation, dated June 24, 1998, changing the name of Alaska Apollo Resources Inc. to Daugherty Resources, Inc. and further changing the authorized capital of the Registrant from 20,000,000 shares of common stock, without par value per share, to 50,000,000 shares of common stock, without par value, and authorizing the creation of 6,000,000 shares of preferred stock, without par value per share.

          3(i)(f)* Altered Memorandum of Daugherty Resources, Inc., a British Columbia corporation, dated June 24, 1998, changing the authorized common stock of the Registrant from 50,000,000 shares of common stock, without par value per share, to 10,000,000 shares of common stock, without par value.

          3(i)(g)* Altered Memorandum of Daugherty Resources, Inc., a British Columbia corporation, dated June 25, 1998, changing the authorized preferred stock of the Registrant from 6,000,000 shares of preferred stock, without par value per share, to 1,200,000 shares of preferred stock, without par value.

         4*             See Exhibits No. 3(i)(a), (b), (c), (d), (e), (f), and
                        (g).

         5              Opinion of Stephen P. Carson, Esq.

         24             Powers of Attorney

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which it offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) To file a post-effective amendment to this Registration Statement to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lexington, Kentucky, on September 2, 1998.

                                          DAUGHERTY RESOURCES INC.


                                          By  /s/ William S. Daugherty
                                              ----------------------------------
                                              William S. Daugherty, President


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURE                                TITLE                                   DATE
               ---------                                -----                                   ----

       /s/ William S. Daugherty               Chairman of the Board and                  September 2, 1998
       ------------------------                       President
         William S. Daugherty


      /s/ Charles L. Cotterell*                       Director                           September 2, 1998
      -------------------------
         Charles L. Cotterell


         /s/ James K. Klyman*                         Director                           September 2, 1998
         -------------------
           James K. Klyman


        /s/ D. Michael Wallen                     Vice President and                     September 2, 1998
        ---------------------                         Secretary
          D. Michael Wallen


*By:  /s/ William S. Daugherty
     --------------------------
         William S. Daugherty
            Attorney-in-Fact